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Exhibit 99.1

PACIFIC ENERGY PARTNERS, L.P.
5900 Cherry Avenue
Long Beach, California 90805

Contact:	Aubrye Harris Manager, Investor Relations 562/728-2871 562/728-2881 (FAX) aharris@PacificEnergy.com New York Stock Exchange (PPX)	News Release

FOR IMMEDIATE RELEASE

PACIFIC ENERGY PARTNERS, L.P. ANNOUNCES
COMPLETION OF GENERAL PARTNER
PURCHASE BY LB PACIFIC, LP

        Long Beach, California, March 3, 2005........Pacific Energy Partners, L.P. (NYSE:PPX)(the "Partnership") announced that LB Pacific, LP ("LB Pacific"), an entity formed by Lehman Brothers Merchant Banking Group ("LBMB"), has completed the previously announced purchase of The Anschutz Corporation's ("TAC") 36.6% interest in the Partnership. The transaction was consummated following the receipt of regulatory approvals, pursuant to a purchase and sale agreement entered into on October 29, 2004.

        The acquisition by LB Pacific includes a 100% ownership interest in Pacific Energy GP, Inc. (the "General Partner"), which owns (i) a 2% general partner interest in the Partnership and the incentive distribution rights, and (ii) 10,465,000 subordinated units of the Partnership, representing a 34.6% limited partner interest in the Partnership. These interests represent TAC's entire ownership in the Partnership.

        Philip F. Anschutz and Clifford P. Hickey, of TAC, have resigned as directors of the General Partner, effective with the closing of the transaction. The four existing independent directors, David L. Lemmon, John C. Linehan, Jim E. Shamas and William L. Thacker, and Irvin Toole, Jr., who will continue to serve as President and Chief Executive Officer, were appointed to serve as directors of Pacific Energy Management LLC ("PEM"), a newly created entity that will operate and manage the Partnership. Douglas L. Polson resigned as an executive officer and employee of the General Partner, effective with the closing of the transaction, but was also appointed as a director of PEM. LB Pacific has appointed, as new directors of PEM, Christopher R. Manning, Forrest E. Wylie, Joshua A. Collins and Jeffrey C. Weber.

        Mr. Manning was appointed Chairman of the Board. He will succeed Mr. Polson, who has served as Chairman since the Partnership's formation in December 2001 and initial public offering in

July 2002. Mr. Wylie was appointed Vice Chairman of the Board. In addition, Khalid A. Muslih was appointed Vice President, Corporate Development.

        Christopher R. Manning is a Principal of LBMB and a Managing Director of Lehman Brothers. Mr. Manning joined the Natural Resources Group of Lehman Brothers in 1997 and joined LBMB in 2000. Prior to joining Lehman Brothers, Mr. Manning was Chief Financial Officer of The Wing Group, a developer of international power projects. Prior to The Wing Group, Mr. Manning was in the investment banking department of Kidder, Peabody & Co. Mr. Manning is currently a director of RSI Holding Corporation.

        Joshua A. Collins is a Principal of LBMB and a Senior Vice President of Lehman Brothers. Mr. Collins joined LBMB in 1996. Prior to joining LBMB he was an infantry officer and Captain in the U.S. Marine Corps. Mr. Collins is currently a director of Phoenix Brands LLC, Blount International Inc. and Enduring Resources, LLC.

        Jeffrey C. Weber is a Principal of LBMB and a Vice President of Lehman Brothers. Prior to joining LBMB in 2000, Mr. Weber was an aviation officer and Captain in the U.S. Army.

        Prior to his employment with PEM today, Forrest E. Wylie was President and Chief Financial Officer of NuCoastal Corporation since May 2002. Prior to NuCoastal, Mr. Wylie served as Senior Vice President, Natural Gas Trading, for both The Coastal Corporation and its successor, El Paso Merchant Energy. Mr. Wylie also held senior positions at Engage Energy, Transocean Sedco Forex and American Exploration Company.

        Prior to his employment with PEM today, Khalid A. Muslih served as Commercial Officer, Mergers & Acquisitions, of NuCoastal Corporation since July 2002. Prior to joining NuCoastal, Mr. Muslih held positions with El Paso Corporation, The Coastal Corporation, Coastal States Refining and Marketing, Inc. and Coastal States Management Corporation.

        Messrs. Wylie and Muslih bring significant natural gas expertise to the Partnership's management team, and will enhance its efforts to grow in that business area.

        "As the ownership of the General Partner by TAC ends, we express our appreciation to Phil Anschutz for his vision and tenacity that made Pacific Energy possible, and for his wise counsel as the Partnership expanded its business," stated Irv Toole, President and Chief Executive Officer of the Partnership. "We are also appreciative of Clifford Hickey's service on the Board and for the keen intellect he displayed in that role. Finally, a large thanks goes to Doug Polson for his service as Chairman, but more importantly for the key role he played in the founding and development of the Partnership."

        Mr. Toole continued, "We are pleased and excited to welcome LB Pacific as the owner of the general partner of Pacific Energy and look forward to working with Chris Manning and his associates at LBMB to build on our success to date. LBMB brings considerable knowledge and experience in the energy industry, coupled with financial strength. Together with the additions to our management team noted above, we are looking forward to further expansion and diversification of the Partnership."

        Chris Manning, President of LB Pacific commented, "We are excited to be entering into this partnership with Pacific Energy and we are enthusiastic about the opportunities available to Pacific Energy. We look forward to working with management to enhance the value of the Partnership."

        As previously announced, approximately 145,000 restricted Partnership units outstanding under the Partnership's long-term incentive plan vested concurrently with the closing of the general partner sale. This results in a non-recurring expense of approximately $3.1 million in the first quarter of 2005. Since this is a non-recurring item, and as stated in the Partnership's fourth quarter 2004 earnings release, this expense was not included in the previously announced recurring earnings guidance of $1.38 to $1.46 per limited partner unit for 2005.

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ABOUT PACIFIC ENERGY:

        Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California. Pacific Energy is engaged principally in the business of gathering, transporting, storing and distributing crude oil and other related products in California and the Rocky Mountain region, including Alberta, Canada. Pacific Energy generates revenues primarily by transporting crude oil on its pipelines and by leasing capacity in its storage facilities. Pacific Energy also buys, blends and sells crude oil, activities that are complementary to its pipeline transportation business.

        For additional information on the Partnership, please visit the Pacific Energy Partners, L.P. website at www.PacificEnergy.com

ABOUT LEHMAN BROTHERS and LEHMAN BROTHERS MERCHANT BANKING:

        Lehman Brothers Merchant Banking Group is part of the Private Equity Division of Lehman Brothers Inc., member SIPC. Lehman Brothers has a long history in private equity investing with total assets under management of approximately $6.5 billion. The Private Equity Division leverages the breadth and depth of Lehman Brothers' global presence and expertise across a wide range of products, industries, and geographies. Lehman Brothers creates and raises funds and invests in asset classes where the firm has strong capabilities, proprietary deal flow, and an excellent reputation, offering attractive investment opportunities to its institutional and individual investing clients. Currently, more than 200 professionals cover five core asset classes: Private Funds Investments, Merchant Banking, Venture Capital, Real Estate and Fixed Income-Related Funds.

        Lehman Brothers Holdings Inc. (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity and wealth and asset management services. The firm is headquartered in New York, with regional headquarters in London and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products and recruitment opportunities, visit its Web site at www.lehman.com.

        This news release may include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Although the Partnership believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Partnership's operations and financial performance. Among the factors that could cause results to differ materially are those risks discussed in the Partnership's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003.

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PACIFIC ENERGY PARTNERS, L.P. ANNOUNCES COMPLETION OF GENERAL PARTNER PURCHASE BY LB PACIFIC, LP